EXHIBIT 99.1
News
For Immediate Release                             EL PASO


El Paso Corporation to Cooperate with SEC Investigation

HOUSTON, TEXAS, OCTOBER 6, 2003-El Paso Corporation (NYSE:EP) announced today that it has been informed that the Securities and Exchange Commission has authorized the Staff of the Fort Worth Regional Office to conduct an investigation of certain aspects of the company's periodic reports filed with the Commission. The investigation appears to be focused principally on the company's power plant contract restructurings and the related disclosures and accounting treatment for the restructured power contracts, including in particular the Eagle Point restructuring transaction completed in 2002.

In August 2002, following media reports concerning the Eagle Point restructuring transaction and the related disclosure, and discussions with SEC Staff, El Paso filed an amended quarterly report for the quarter ended March 31, 2002. El Paso continues to believe that its accounting treatment of its power plant contract restructurings is appropriate. The company intends to cooperate fully with the SEC investigation.

Information about El Paso's restructuring business and the Eagle Point restructuring transaction is available in recent public filings, including the following (all of which are available at www.elpaso.com or www.sec.gov):

     First Quarter 2002 Form 10-Q - filed May 10, 2002
     First Quarter 2002 Form 10-Q/A - filed August 8, 2002
     Second Quarter 2002 Form 10-Q - filed August 14, 2002
     2002 Form 10-K - filed March 31, 2003

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the western energy crisis; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Mel Scott, Director
Office:  (713) 420-3039
Fax:     (713) 420-6341